PROMISSORY NOTE

US$25,000.00 (Principal Amount)	February 6, 2013

FOR VALUE RECEIVED, the undersigned, Innolog Holdings Corporation (“IHC”) and Innovative Logistics Techniques, Inc. (“Innolog”) (together the “Maker”), and Ian Reynolds as Guarantor (“Guarantor”), each jointly and severally promise to pay to the Kay M. Gumbinner Trust (“Holder”), at such place as Holder may later designate in writing, in lawful money of the United States, the principal sum of TWENTY-FIVE THOUSAND US DOLLARS ($25,000.00) (“Principal Amount”) in accordance with this promissory note (the “Note”) under the terms set forth herein. Holder may offset any prior amounts owed in providing the Principal Amount. All of the obligations directly or indirectly due to Holder hereunder and in connection with the transactions contemplated hereby and all obligations owed to affiliates of Holder in connection with this or any other loan (including guarantees), including without limitation principal, interest, fees, past due fees, settlement amounts, purchase prices, payments under any guarantee, costs and expenses, are collectively referred to as the “Obligations.”

Maker represents, warrants and covenants that the net proceeds of this loan shall be used solely to pay the payroll, including payroll taxes for the employees of Maker which are currently due and payable.

1.	Repayments & Special Terms

Principal and interest under this Note is due and payable on the earlier of (a) 1:00 PM EST on the business day following the receipt of any of the account receivables described in Section 6 hereof after the date hereof and (b) 2:00 PM EDST February 14, 2013 (“Maturity Date”). Furthermore, this Note shall be repaid as a first priority (other than to Atlas Advisors and Charlie Fink for repayment of its existing note) from any and all amounts received by Maker from ANY accounts receivable received by any of Maker subject only to normal operating expenses and regular current operating accounts payables until this Note is repaid in full. No payments are to be made to any other notes (other than to Atlas Advisors or Charlie Fink for repayment of its existing note) or government agencies prior to the repayment of this Note.

Maker shall have the right to prepay at any time and from time to time, in advance of maturity, all or part of the principal amount of this Note, along with the interest and Fee and other amounts described hereunder. Each payment shall be applied first to the principal balance due.

TIME IS OF THE ESSENCE on the repayment of this Note. There is no grace period on the repayment and payment of the amounts due hereunder.

2.	Interest/Fee/Additional Compensation

(a) Maker shall pay to Holder interest at the rate of 2 ½% per annum, due and payable on the Maturity Date.

(b) In addition, Maker shall reimburse Holder $500.00 for expenses incurred in connection with this Note and prior notes.

(c) In addition, Maker shall issue to Holder or Holder’s designee 50,000 Warrants, convertible into common stock of Innolog Holdings Corporation, a Nevada corporation (“IHC”), at an exercise price of $0.01 per share for five years from the date hereof, with such other terms that are substantially the same as other similar warrants. Maker agrees that such warrants are of uncertain value.

(d) In addition, in connection with this transaction, Guarantor, shall purchase shares of equity securities (“Shares”) from Holder or any of its affiliated or related parties for a total purchase price of One Thousand and 00/100 dollars ($1,000.00) (the “Purchase Price”) in accordance with the term of a stock purchase agreement between Guarantor and Holder of even date herewith. Maker hereby guarantees and backstops such purchase.

3.	Late Fee and Default Interest

As noted above, time is of the essence on the repayment of this Note. If this Note is not paid in full on or before the Maturity Date, there shall be a late fee of two thousand five hundred dollars ($2,500). There shall accrue additional Late Fees of 10% of the total outstanding amounts owed hereunder (principal, plus interest, plus late fees) every ten (10) calendar days until repaid in full. In addition to the Late Fee(s), after the Maturity Date, this Note shall accrue interest from the Maturity Date at the rate of eighteen percent (18%) per annum, compounded daily until paid in full (“Default Interest”). Such Default Interest shall be on the outstanding principal amount, the interest due or accrued hereunder and the Late Fee(s). Notwithstanding the above, Holder may elect in lieu of receiving any or all of the Late Fees described above (or any extension fee(s)) to sell additional Shares to Guarantor by providing the Company and Guarantor notice of such election at the time of payment.

4.	Additional Representations, Warranties and Understandings

The Board of Directors of Maker and IHC and Dr. Harry Jacobson are aware of and have approved this Note. They recognize and agree that:

i.      The timely repayment of this Loan will be made come hell or high water as a first priority for the Company.

ii.     The proceeds of the Collateral will immediately be used to repay the Note, plus the Interest/Fees under this Note.

iii.    If there is a default under this Note, recovery under the Dr. Reynolds guaranty including the filing of the Confession of Judgment and pursuit of all of the Accounts Receivable of the Company will be initiated immediately.

iv.     If there is a default under this Note, any other amounts owed by Maker or its affiliates to Holder or any of its affiliates shall be immediately due and payable.

v.      It is further affirmed and acknowledged that: if confessions of judgments are filed and recovery actions taken such actions shall be deemed to be the affirmative action and decision of the Board and the officers of the Company - i.e, it is not the decision of the Holder, any of its trustees or its attorney.  It is the conscious decision of the Board and the Officers.

5.	Events of Default

The following shall constitute Events of Default hereunder:

(a)        If Maker or Guarantor defaults in the payment of any amount due on this Note when due (there is no requirement for any notice and there is no right to cure any failure of payment when due); and

(b)        If Maker uses any accounts receivables or other moneys that come into the company other than for payment of amounts due to governmental agencies (e.g., IRS, Department of Labor or other account related to 401k obligations due), normal operating expenses and regular current accounts payables before all amounts due under this Note are repaid in full; and

(c)        If Maker directly or indirectly redirects any of the Collateral or proceeds of the Collateral without first paying all of the amounts due hereunder; and

(d)        If Maker or Guarantor shall (i) make a general assignment for the benefit of creditors, or (ii) apply for or consent to the appointment of a receiver, trustee or liquidator for itself or all or a substantial part of its assets, or (iii) be adjudicated a bankrupt or insolvent, or (iv) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether Federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether Federal or state) relating to relief of debtors, or (v) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves an involuntary petition seeking reorganization of Maker, or appoints, pursuant to such a petition, a receiver, trustee or liquidator for it or all or a substantial part of its assets; and

(e)        If any confession of judgment is filed or threatened to be imminently filed against IHC, Innolog or Guarantor; and

(f)        If any lien or levy is imposed on IHC, Innolog or Guarantor; and

(g)        If any representation or warranty of Maker is untrue or any covenant of Maker is breached.

6.	Remedies

(a)        Upon the occurrence of an Event of Default, Holder may, in Holder's sole and absolute discretion and without notice or demand to Maker or to Guarantor, accelerate the due date of any amounts owed hereunder and declare the entire amount of principal and interest thereon remaining outstanding hereunder immediately due and payable, whereupon, the same shall forthwith become and be due and payable without any presentment, demand or notice of any kind, all of which are expressly waived by Maker and Guarantor.

(b)        If an Event of Default shall occur, the Maker and Guarantor shall jointly and severally immediately pay the Holder, on demand by the Holder, all costs and expenses incurred by the Holder in connection with the collection and enforcement of this Note, including attorneys' fees, accountants and tax advisor’s fees and the amounts described above.

(c)        Maker and Guarantor understand, acknowledge and agree, that upon an Event of Default, Holder shall immediately file the confession of Judgments against each of IHC, Innolog and Guarantor under this Note, the Guaranty, the Forbearance Agreement and the Forbearance Guaranty.

(d)        Holder may immediately file and send to the appropriate authorities the Letter from Maker and any other documents or instruments directing that all payments under the two Navy Contracts listed below be sent directly to the account designated by Holder until such time as Holder states in writing that all of the Obligations and all amounts owed hereunder are paid in full. Maker shall immediately execute and deliver to Holder such letters and documents and take whatever actions requested by Holder to effectuate the above, including, without limitation changing the bank account information in any government payment system to direct all accounts receivable payments to go to such account as directed by Holder until the Obligations are paid in full.

7.	Security

Maker hereby grants to Holder a security interest in the following accounts receivable of Maker or Innolog as listed below:

1.           N0017311F0438 NRL-EWS Contract Name: Navy; (January and February Billing Amount each approximately $70,000), and if this Note is not repaid in full with such proceeds any and all future billings thereunder, referred to by Maker as the “Little Navy” A/R, and

2.           N0017-08-C-20423 3018 ODCSLOG Contract Name: Navy; (January and February Billing Amount, each for approximately $200,000), and if this Note is not repaid in full with such proceeds any and all future billings thereunder, referred to by Maker as the “Big Navy” A/R, and

3.           Any “milestone” payments in connection with any of the above-referenced contracts.

each, as may be more fully described in an Attachment A if any, and the proceeds therefrom from time to time (the “Collateral”). If for any reason such Collateral is compromised or becomes unavailable to Holder, then future accounts receivable under such above-referenced contracts shall immediately and automatically be assigned to Holder and such additional accounts receivable shall be deemed part of the Collateral.

Maker shall (within 2 business of request of Holder) execute and immediately deliver (a) such documents and instruments as Holder may request from time to time to secure, evidence and perfect Holder's security interest and priority in the Collateral; and (b) such documents and instruments and take such actions as Holder may request from time to time to mandate that the US Navy direct and make any and all future payments to the Holder at such account as designated by Holder, until such time as this Note and all of the Obligations are paid in full; and (c) such powers of attorney as may be requested by Holder in order for Holder to act upon and receive direct payment of the Collateral from the US Navy or any governmental agency related thereto.

In addition, this Note and the Obligations, including the full and prompt payment of and the performance of this Note and the commitments hereunder and a backstop of any clawback, preference or alleged preference of the payments made hereunder to Holder by any court, trustee or governmental body of any kind are directly, unconditionally and irrevocably guaranteed by Dr. Ian Reynolds, an individual (“Guarantor”) pursuant to a Guaranty and Indemnity Agreement with Guarantor of even date herewith (the “Guaranty”). In addition to the Guaranty, all of the Obligations are secured by the accounts receivable of Maker; provided, however that the holder may not file any instruments perfecting such security interest until after the Maturity Date. Upon request by the Holder, Maker shall immediately execute and deliver such security interests, UCC-I and other filing statements or other documents or interests requested by Holder in order to perfect the above-referenced security interests and the direct payment of existing or future accounts receivables to Holder.

8.	Priority of Repayment.

This Note shall be repaid by Maker prior to the repayment of any other debt of Maker other than normal operating expenses.

9.	Miscellaneous

(a)        This Note shall be deemed to be made and entered into under the laws of the Commonwealth of Virginia and for all purposes shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. Maker and Guarantor (i) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court sitting in the Northern District of Virginia and the courts of the Commonwealth of Virginia located in Fairfax County for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

(b)        This Note shall be binding upon Maker and Maker's successors and assigns and shall inure to the benefit of Holder and Holder's successors and assigns; and each reference herein to Maker or to Holder shall, except where the context shall otherwise require, be deemed to include its respective successors and assigns. This Note shall be binding upon Guarantor and Guarantor's heirs, successors and assigns and shall inure to the benefit of Holder and Holder's successors and assigns; and each reference herein to Guarantor, except where the context shall otherwise require, be deemed to include its heirs, successors and assigns. Notwithstanding the foregoing, neither Maker nor Guarantor shall have any right to assign his obligations hereunder without Holder's prior written consent.

(c)        Any failure by Holder to exercise any right or remedy hereunder shall not constitute a waiver of the right to exercise the same or any other right or remedy at any subsequent time, and no single or partial exercise of any right or remedy shall preclude other or further exercise of the same or any other right or remedy.

(d)        Maker and Guarantor, and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker or Guarantor liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(i) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(ii)     THE MAKER AND GUARANTOR ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVE ITS RESPECIVE RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

(e)        The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Maker or Guarantor to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, the warrants and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker or Guarantor (or the performance thereof). The Maker and the Guarantor acknowl-edge that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker and Guarantor each agree that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

(f)        Maker and Guarantor shall pay all costs and expenses associated with this Note, the loan and the transactions contemplated hereby and hereunder.

(g)       Maker and Guarantor agree to pay immediately upon request and without any need of any approvals or determinations of any kind all costs and expenses of enforcement of this Note, including, without limitation, attorneys’ fees and expenses.

(h)       Maker and Guarantor shall immediately upon request execute and deliver such other documents, agreements and instruments as requested by Holder to carry out the intent of this Note and related documents and to protect and perfect Holder’s interests in any collateral or otherwise.

(i)        None of the terms and provisions hereof may be waived, altered, modified, or amended except by an agreement in writing signed by Maker and Holder.

(j)        Maker acknowledges the position of Fred Gumbinner as a trustee and beneficiary of Holder and as the son of Robert Gumbinner, the primary trustee and beneficiary of Maker, and as a consultant and legal counsel for Maker. Maker also acknowledges that Maker has repeatedly requested the assistance and involvement of Fred Gumbinner in procuring loans from Holder and in negotiating and drafting promissory notes, forbearance agreements and other documents related thereto. Maker acknowledges that Fred Gumbinner’s role, business representation and legal representation in this transaction is for and on behalf of Holder and specifically now and forever with full and complete knowledge, corporate authority and consent, waives any conflict of interest by or potential conflict of interest of Fred Gumbinner and hereby indemnifies and holds him harmless against any losses, claims or other actions of any kind.

(j)        Maker and Guarantor understand, acknowledge and agree that the occurrence of an Event of Default hereunder shall cause acceleration of not only this Note and the Obligations hereunder, but also acceleration of ANY OTHER OBLIGATIONS OWED TO PAYEE; AND THAT THERE ARE SIGNIFICANT LATE FEES HEREUNDER.

CONFESSED JUDGMENT

IMPORTANT NOTICE:

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR OR GUARANTOR AND ALLOWS THE HOLDER TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

Maker, Innolog Holdings Corporation and Innovative Logistics Techniques, Inc., and Guarantor, jointly and severally (all three collectively hereinafter referred to as “Debtor”), promise to pay to the order of Holder the sum of THIRTY THOUSAND DOLLARS AND ZERO CENTS ($30,000.00), plus any additional Late Fee(s), plus interest on the entire outstanding Obligations at 18% per annum, compounded daily, from the Maturity Date until paid, including and after the recording of this confession of judgment, plus all costs of collection, including all attorneys’ fees, and accounting fees less credit for any payments made.

Debtor hereby appoints the following persons, or any one of them, as the undersigned’s attorney-in-fact for the purpose of confessing judgment in favor of KAY M. GUMBINNER TRUST and Robert Gumbinner and Fred Gumbinner, trustees under a trust agreement dated January 9, 2008 (known as the Kay M. Gumbinner Trust), to wit:

Richard A. Golden, of 10627 Jones Street, #101B, Fairfax, Virginia 22030

Randall Borden, of 10627 Jones Street, #201A, Fairfax, Virginia 22030.

The undersigned’s said attorneys in fact are explicitly authorized, whether a suit, motion or action be pending for the indebtedness or not, to confess judgment in favor of the KAY M. GUMBINNER TRUST and Robert Gumbinner and Fred Gumbinner, trustees under a trust agreement dated January 9, 2008 (known as the Kay M. Gumbinner Trust), in the amount of $30,000.00, plus all costs and expenses of collection (including attorneys’ fees), plus additional late fees, plus interest from the date of judgment so confessed at the rate of 18% per annum, compounded daily, or such lesser amount of principal plus interest as the creditor may be willing to accept.

Such confession of judgment may be made in the clerk’s office of the circuit court in the Commonwealth of Virginia, located in Fairfax, Virginia (the Circuit Court of Fairfax County).

Furthermore, Maker and Guarantor, jointly and severally acknowledge the Holders right to pursue the guarantee, the Collateral, the security and the accounts receivable securing this debt and the Confessed Judgment. Debtor hereby expressly waives the benefit of any homestead exemption as to this debt and waives demand, protest, notice of presentment, notice of protest, and notice of non-payment and dishonor of this note. Debtor agrees this confessed judgment note is provided not in payment of, but as additional security for and evidence of obligations due to the Holder under the Note.

[Signature Page on Following Page]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, each represent and warrant that he is duly authorized and empowered to enter into this agreement and Maker has caused this Note to be executed as of the day and year first above written by its duly authorized and empowered officer(s) or representative(s).

MAKER

Innolog Holdings Corporation

By:
William P. Danielczyk
Executive Chairman, Chairman
& Authorized Representative

Innovative Logistics Techniques, Inc.

By:
Richard Stewart
President
& Authorized Representative

WITNESSED

____________________________

Name:   _____________________

THIS NOTE IS ENDORSED BY GUARANTOR AS IF

GUARANTOR WAS THE MAKER HEROF

Dr. Ian Reynolds

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